UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PINGTAN MARINE ENTERPRISE LTD.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-35192	n/a
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

CN11 Legend Town, No. 1 Balizhuangdongli

Chaoyang District, Beijing, PRC

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered:

Ordinary Shares, par value $0.001 per share (“Ordinary Share”)

Name of each exchange on which each class is to be registered: The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable):

Securities to be registered pursuant to Section 12(g) of the Act:

Warrants, each exercisable for one Ordinary Share (“Warrants”)

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-A is filed to amend the information set forth in the Registration Statement on Form 8-A filed by China Growth Equity Investment Ltd., a Cayman Islands exempted company (“CGEI”), on May 25, 2011. In connection with the Agreement and Plan of Merger, dated as of October 24, 2012, between CGEI and China Dredging Group Co., Ltd., CGEI has changed its corporate name to “Pingtan Marine Enterprise Ltd.” (the “Registrant”).

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Ordinary Shares and Warrants of the Registrant to be registered hereby, as included under the caption “Description of Securities—Ordinary Shares,” and “Description of Securities— Warrants” in the Registrant’s Registration Statement on Form S-1(Registration No. 333-173323), filed with the Securities and Exchange Commission on May 20, 2011, as amended, is hereby incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

*3.1 Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to Amendment No. 5 to Form S-1 of the Registrant filed on May 25, 2011).

*4.2 Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 4 to Form S-1 of the Registrant filed on May 20, 2011).

*4.3 Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to Amendment No. 4 to Form S-1 of the Registrant filed on May 20, 2011).

*4.4 Form of Warrant Agreement between American Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.4 to Amendment No. 5 to Form S-1 of the Registrant filed on May 25, 2011).

*Incorporated by reference to the corresponding exhibit of the same number filed with the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PINGTAN MARINE ENTERPRISE LTD.

By:	/s/ Xinrong Zhuo
Xinrong Zhuo
Chief Executive Officer

Date: February 27, 2013

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